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                                                                    Exhibit 16.1



Ernst & Young LLP
One Oxford Centre
Pittsburgh, PA  15219


November 17, 2000


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549


Gentlemen:

We have read Item 4 of Form 8-K, dated November 17, 2000, of National Record Mart, Inc. and are in agreement with the statements in paragraphs (a)1, (a)2,
(a)3, and (a)4 contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                         /s/ Ernst & Young LLP